UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.      )

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Desert Capital REIT, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DESERT CAPITAL REIT, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 16, 2008

To Our Stockholders:

You are invited to attend our annual meeting of stockholders that will be held at Sunset Station Hotel & Casino, located at 1301 W. Sunset Road, Henderson, Nevada 89014 on Tuesday, December 16, 2008, at 10:00 a.m., Pacific Standard Time.  The purpose of the meeting is to vote on the following proposals.

Proposal 1:	To elect seven directors to serve until their successors are elected and qualified.

Proposal 2:	To ratify the appointment of Hancock Askew & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Proposal 3:	To take action upon any other business as may properly come before the meeting, including approving any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum, or to obtain additional votes in favor of the proposals.

Stockholders of record at the close of business on October 27, 2008 are entitled to notice of, and to vote at, the annual meeting.  A proxy card is enclosed with this notice of annual meeting and proxy statement.  As indicated in a notice received under separate cover, a copy of our annual report to stockholders for the fiscal year ended December 31, 2007 has been posted and made available for viewing online at www.desertcapitalreit.com/annualreport2007.html.  Paper copies will be provided without charge upon written request.

Your vote is important.  The presence, in person or represented by proxy, of a majority of the shares of common stock entitled to vote at the annual meeting as of the record date is necessary to constitute a quorum at the annual meeting.  Accordingly, you are asked to vote and return your proxy, whether or not you plan to attend the annual meeting.

By Order of the Board of Directors,

Todd B. Parriott
Chief Executive Officer and Chairman of the Board of Directors

November 3, 2008
Henderson, Nevada

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, December 16, 2008

Desert Capital REIT, Inc.
1291 W. Galleria Drive, Suite 200
Henderson, Nevada  89014

The board of directors of Desert Capital REIT, Inc. (“we”, “us”, “our” or the “company”) is soliciting proxies to be used at the 2008 annual meeting of stockholders to be held at Sunset Station Hotel & Casino, located at 1301 W. Sunset Road, Henderson, Nevada 89014, on Tuesday, December 16, 2008, at 10:00 a.m., Pacific Standard Time.  This proxy statement and accompanying proxy card are first being mailed to stockholders on or about November 3, 2008.  The annual report to stockholders for the fiscal year ending December 31, 2007 has been posted online at www.desertcapitalreit.com/annualreport2007.html and does not constitute part of this proxy statement.  Paper copies of the annual report will be provided without charge upon written request.  Our principal executive office is located at 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014.

 Who May Vote

Only stockholders of record at the close of business on October 27, 2008, the record date, are entitled to notice of, and to vote at, the annual meeting.  As of October 27, 2008, we had 16,835,864 shares of common stock issued and outstanding.  Each common stockholder of record on the record date is entitled to one vote on each matter properly brought before the annual meeting for each common share held.

 How You May Vote

You may vote using any of the following methods:

•
BY PHONE:  Call toll free (800) 698-2606 and you will be prompted by automated instructions which will read the proxy proposals and then ask for your vote.  At the prompt, please enter the seven-digit PIN number located to the right of your name on the proxy card.  After the next prompt, enter the last four digits of the Primary Investor’s Tax ID to log in, and follow the prompts to place your votes.  After indicating your votes by phone, you will not need to submit any further proxy materials by mail.

•
BY INTERNET:  Log on to https://www.taxacs.com/desert/proxy/ (please note that this web address must include https:// prior to entering “www” in order to access the log-in screen) and you will be taken to the Proxy Web Voting screen which asks you to enter the seven-digit PIN number located to the right of your name on the proxy card, as well as the last four digits of the Primary Investor’s Tax ID to log in.  Follow the instructions on the screen to place your votes.  After indicating your votes by Internet, you will not need to submit any further proxy materials by mail.

•	BY FAX: Mark, sign and date this proxy card and fax it to ACS Securities, Inc. at (214)-887-7411. After indicating your votes by fax, you will not need to submit any further proxy materials by mail.

•
BY MAIL:   Mark, sign, and date this proxy card and return it in the postage-paid envelope we have provided, or return it to Desert Capital REIT, Inc., c/o ACS Securities, Inc., 3988 North Central Expressway, Building 5, 6th Floor, Dallas, Texas  75204.  The named proxies will vote your shares according to your directions.  If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares FOR each of the proposals.

•	BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

The persons authorized under the proxies will vote on any other business that may properly come before the annual meeting, including a proposal to adjourn or postpone the annual meeting to permit us to solicit additional proxies if necessary to establish a quorum or to obtain additional votes in favor of any proposal, according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  We do not anticipate that any other matters will be raised at the annual meeting.

 How You May Revoke Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	giving written notice of revocation to ACS Securities, Inc., 3988 North Central Expressway, Building 5, 6th Floor, Dallas, Texas 75204;

•	timely delivering a properly executed, later-dated proxy; or

•	voting in person at the annual meeting.

Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person.  Please sign and return your proxy promptly to assure that your shares are represented at the annual meeting.

 Quorum

The presence, in person or represented by proxy, of a majority of the shares of common stock entitled to vote at the annual meeting as of the record date is necessary to constitute a quorum at the annual meeting.  However, if a quorum is not present at the annual meeting, the stockholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented.  Pursuant to our bylaws, abstentions are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting.

 Required Vote

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy is required to elect directors.  The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors.  All of the nominees for director served as directors in 2007.  Abstentions will have no effect on the election of directors.  The ratification of the appointment of Hancock Askew & Co. LLP as set forth in Proposal 2 and Proposal 3 require the affirmative vote of a majority of the votes cast on the proposal.  Abstentions on Proposals 2 and 3 will have no effect on the proposals.

 Adjournments

Although it is not currently expected, the annual meeting may be adjourned for the purpose of soliciting additional proxies.  Any adjournment may be made without notice by announcement at the annual meeting of the new date, time and place of the annual meeting.  At the adjourned meeting the company may transact any business that might have been transacted at the original annual meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each registered stockholder entitled to vote at the annual meeting.  Whether or not a quorum exists, holders of a majority of the shares of the company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote thereat may adjourn the annual meeting.  Any signed proxies received by the company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.  Abstentions and broker non-votes will have no effect on Proposal 3 to adjourn the meeting.  Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow the company’s stockholders who have already returned their proxies to revoke them at any time prior to their use at the annual meeting as adjourned.

 Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by us.  Proxies may be solicited on our behalf by our directors, officers, employees of CMC Financial Services, Inc., referred to as CMC Financial Services, or soliciting service in person, by mail, telephone, facsimile or by other electronic means.  In accordance with regulations of the Securities and Exchange Commission, or SEC, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in mailing proxies and proxy materials and soliciting proxies from the beneficial owners of our common stock.

PROPOSAL 1 ─
ELECTION OF DIRECTORS

Pursuant to the Maryland General Corporation Law, our Third Articles of Amendment and Restatement, and our bylaws, our business, property and affairs are managed under the direction of the board of directors.  At the annual meeting, seven directors will be elected by the stockholders, each to serve for a term of one year until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement.

The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy.  If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below.  The board of directors has proposed the following nominees for election as directors at the annual meeting.  Each of the nominees is currently a member of the board of directors.

Each director has consented to being named in this proxy statement and to serve if elected.  The board of directors knows of no reason why such directors would be unable to serve.  If any of the directors should for any reason become unable to serve, then valid proxies will be voted for the election of such substitute nominee as the board of directors may designate, the board of directors may reduce the number of directors to eliminate the vacancy, or the position may remain vacant.

 Nominees

Todd B. Parriott.  Mr. Parriott is the chairman of our board of directors, chief executive officer, president and chief investment officer.  Mr. Parriott was elected to our board of directors in December 2003.  Mr. Parriott served as the president of Consolidated Mortgage, LLC from July 2001 until December 2003 and was re-elected as president in October 2005 and served until August 23, 2007.  Mr. Parriott currently serves in a supervisory capacity with CMC Financial Services, the dealer-manager of both of our public offerings.  Mr. Parriott also serves as president, chief executive officer and manager of Sandstone Equity Investors, LLC, our advisor.  Mr. Parriott is also a director of our dealer-manager.  Mr. Parriott graduated with a Bachelor of Science degree in Marketing at University of Nevada, Las Vegas in 1994.  Age 38.

Robert M. Beville.  Mr. Beville was elected to our board of directors effective July 2004 and is an independent director.  From August 2008 to present he has served as Managing Director for The Atalon Group, an operational turnaround and corporate recovery management firm. From September 2004 to July 2008, he served as the division president of Meritage Homes, Las Vegas Division.  From 2000 to September 2004, he served as the executive vice president and chief operating officer for Perma-Bilt Homes, a division of Meritage Homes.  His duties include management of all business functions including management of: senior personnel, land acquisition, division profit, budget preparation, product development, divisions reporting to the corporate office and land bankers.  Mr. Beville graduated with a Bachelor of Science degree in Accounting from the University of Nevada-Reno in 1985.  Age 46.

G. Steven Dawson.  Mr. Dawson was elected to our board of directors effective July 2004 and served as our chief financial officer from May 2007 through June 2008.  From 1990 to 2003, Mr. Dawson served as the senior vice president and chief financial officer of Camden Property Trust or its predecessors, a large multifamily REIT.  Camden is a public real estate investment trust which specializes in the acquisition, development, and management of apartment communities throughout the United States.  He is currently a private investor who is active on the boards of three publicly traded REITs in addition to Desert Capital REIT: American Campus Communities, Inc., Alesco Financial Inc., and Medical Properties Trust.  Mr. Dawson holds a Bachelor of Business Administration degree from Texas A&M University and serves on the Real Estate Roundtable at the Mays Business School at Texas A&M.  Age 51.

James L. George.  Mr. George was elected to our board of directors in December 2003, is an independent director, and is an attorney in private practice in Lemars, Iowa.  For over 30 years, he has practiced primarily in the estates, real estate transaction and tax preparation area.  He earned a Bachelor of Arts degree from the University of Iowa in 1969, and a JD from Creighton University in 1973.  Age 61.

Thomas L. Gustafson.  Mr. Gustafson was elected to our board of directors in December 2003, is an independent director, and has been the managing member of Domain LLC, the general partner of Okoboji Capital Partners, LP, a hedge fund, from August 2001 until the present.  From 1996 to the present, he has served as the Treasurer of QL Enterprises Inc., which owns office building complexes and mini-storage rental units.  He earned a Bachelor of Business Administration degree from Iowa State University in 1993.  Age 37.

Stacy M. Riffe.  Ms. Riffe was elected to our board of directors in September 2007 and was appointed as our chief financial officer effective June 2008.  Ms. Riffe also serves as an officer of our advisor, Sandstone Equity Investors, LLC.  From February 2007 through May 2008, she was the senior vice president of UDR, Inc., a NYSE-listed multi-family real estate investment trust, where she managed corporate tax, legal administration, and risk management and was the corporate compliance officer.  Additionally, she served as chief financial officer of UDR’s taxable REIT subsidiary, RE3.  From September 2005 through October 2006, Ms. Riffe served as chief financial officer and secretary of Sunset Financial Resources, Inc., a NYSE-listed mortgage REIT, and was appointed interim chief executive officer to complete the merger of Sunset Financial Resources with Alesco Financial Inc.  From 2002 until 2005, Ms. Riffe held the position of chief financial officer and secretary for U.S. Restaurant Properties Inc., an equity REIT that owned and leased properties to restaurants and convenience stores operators, where she was responsible for capital markets, corporate governance, SEC reporting and tax compliance.  In February 2005, U.S. Restaurant Properties merged with CNL Restaurant Properties to form Trustreet Properties (NYSE: TSY).  Ms. Riffe earned a Bachelor of Business Administration degree in Accounting from the University of Texas at Arlington.  Age 43.

Charles W. Wolcott.  Mr. Wolcott was elected to our board of directors in August 2007 and is an independent director. From April 2008 to the present, he has served as the President and Chief Executive Officer of Highland Resources, Inc. (HRI), a diversified real estate firm that develops, operates and invests in commercial and residential properties in the southwest United States. From January 2007 to March 2008, he served as the President and Chief Executive Officer of Allied+Wolcott Company, LLC, a private company providing consulting and advisory services to conservation real estate projects.  From March 2002 through December 2006, he served as President and Chief Executive Officer of Tecon Corporation, a business involved in recreational property development, water and wastewater utility systems and rail car repair and maintenance.  From February 1992 through October 2001, he served as President and Chief Executive Officer of American Properties REIT, a NYSE-listed company that invested nationally in light industrial buildings serving the technology sector.  Mr. Wolcott earned a Bachelor of Science degree in Chemical Engineering from the University of Texas, and a Master of Business Administration degree from Harvard Business School.  Age 55.

The board of directors unanimously recommends that you vote FOR the election of directors, as set forth in Proposal 1.

BOARD OF DIRECTORS AND COMMITTEE MATTERS

 Board Meetings and Committees

During fiscal 2007, the board of directors held ten meetings and acted by written consent three times.  Each director attended at least 75% of the total number of board and committee meetings on which the director served that were held while the director was a member of the board or committee, as applicable.  All of our directors are strongly encouraged to attend our annual meeting of stockholders.  There were seven directors at the time of the 2007 annual meeting of stockholders, and two directors attended the meeting.  The board’s current standing committees are as follows:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee

Todd B. Parriott
Robert M. Beville	†	X
G. Steven Dawson
James L. George	X	†	†
Thomas L. Gustafson	X		X
Stacy M. Riffe
Charles Wolcott
† Committee Chairman

 Audit Committee

Our board has determined that Mr. Beville qualifies as “audit committee financial expert,” as defined by the SEC, and that all members of the audit committee are “financially literate,” within the meaning of NYSE rules, and “independent,” under the audit committee independence standards of the SEC.

Our audit committee operates pursuant to a written charter which was attached as Appendix A to our 2005 proxy statement and is posted on our website at www.desertcapitalreit.com.  Among other matters, the audit committee charter calls upon the audit committee to:

•
oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;

•	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation and, when appropriate, the termination and replacement of our independent auditors;

•	review the annual engagement proposal and qualifications of our independent auditors;

•	prepare an annual report as required by applicable SEC disclosure rules; and

•	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process.

The audit committee met six times in 2007.

 Governance and Nominating Committee

Our governance and nominating committee establishes and implements our corporate governance practices and nominates individuals for election to the board of directors.

Our governance and nominating committee operates pursuant to a written charter which is posted on our website, www.desertcapitalreit.com.  Among other matters, the committee charter calls upon the governance and nominating committee to:

•	develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;

•	select, or to recommend that the board select, the director nominees for each annual meeting of stockholders and the committee nominees; and

•	develop and recommend to the board a set of corporate governance principles applicable to us.

We believe members of our board of directors should meet the following criteria: (1) have significant business or public experience that is relevant and beneficial to the board of directors and the company, (2) are willing and able to make a sufficient time commitment to our affairs in order to effectively perform the duties of a director, including regular attendance of board meetings and committee meetings, (3) are committed to our long-term growth and profitability, (4) are individuals of character and integrity, (5) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management, and (6) represent the interests of the company as a whole and not only the interests of a particular stockholder or group.

There are two primary methods the nominating committee uses to identify candidates for director nominees.  First, the nominating committee may solicit names of potential candidates from a variety of sources, including directors, officers, other individuals with whom the nominating committee members are familiar, or through its own research.  In addition, the nominating committee may retain a search firm to identify qualified candidates for director nominees.

The governance committee will consider nominees made by stockholders, and will evaluate all nominees using the same standards, regardless of who recommended the nominee.  Stockholders should send nominations to James L. George, c/o Desert Capital REIT, Inc., 1291 W. Galleria Drive, Suite 200, Henderson, Nevada, 89014.  Any stockholder nominations proposed for consideration by the governance and nominating committee should include the nominee’s name and qualifications for board membership.  See “Stockholder Proposals.” The governance and nominating committee did not meet in 2007.

 Compensation Committee

Our compensation committee operates pursuant to a written charter, which is posted on our website at www.desertcapitalreit.com.  The committee has been delegated the authority by our board of directors to make determinations regarding grants of restricted shares of common stock and to authorize and determine all salaries and incentive compensation for our officers and supervisory employees, if any.  Our compensation committee may designate a sub-committee of at least one member to address specific issues on behalf of the committee.  Among other matters, the compensation committee has responsibility to:

•	develop the overall compensation policies and the corporate goals and objectives, if any, relevant to the chief executive officer’s compensation from our company;

•	evaluate the chief executive officer’s performance in light of those goals and objectives, if any;

•	be directly and solely responsible for establishing the chief executive officer’s compensation level, if any, based on this evaluation;

•	make recommendations to the board regarding the compensation of officers junior to the chief executive officer, incentive-compensation plans and equity-based plans; and

•	manage our relationship with our advisor.

Our executive officers do not have a role in determining the amount of executive officer compensation, and our compensation committee has not engaged a compensation consultant.  Our executive officers do not receive compensation from us.  Our compensation committee did not meet in 2007.

 Corporate Governance

Committee Charters.  Our board has adopted: (1) an audit committee charter, a governance and nominating committee charter and a compensation committee charter; (2) standards of independence for our directors; and (3) a code of conduct and ethics for all directors, officers and employees.  The charters of our audit committee, governance and nominating committee and compensation committee are available on our website.

Communications with the Board.  Individuals may communicate with the board by sending a letter to:

James L. George
Director
Desert Capital REIT, Inc.
1291 W. Galleria Drive
Suite 200
Henderson, Nevada 89014

All directors have access to this correspondence.  Communications that are intended specifically for non-management directors should be sent to the street address noted above, to the attention of the chairman of the governance and nominating committee.  In accordance with instructions from the board, the secretary to the board reviews all correspondence, organizes the communications for review by the board, and posts communications to the full board or individual directors as appropriate.  Advertisements, solicitations for periodical or other subscriptions, and similar communications generally are not forwarded to the directors.

Code of Conduct and Ethics.  Our board of directors has established a code of business conduct and ethics.  Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Waivers to the code of business conduct and ethics will only be granted by the governance and nominating committee of the board.  The committee has never granted any waiver to the code.  If the committee grants any waiver from the code of business conduct and ethics to any of our officers, we expect to disclose the waiver within five business days on the corporate governance section of our corporate website at www.desertcapitalreit.com.

Compensation Committee Interlocks and Insider Participation.  During the first part of 2007, the compensation committee consisted of Messrs. Beville, George and Goolsby.  Mr. Goolsby resigned from the board of directors effective September 11, 2007.  None of these individuals has at any time served as an officer of the company.  No member of the compensation committee has any interlocking relationship with any other company that requires disclosure under this heading.  None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation of Directors

Directors who are also our executive officers receive no compensation for board service.   The following table discloses compensation paid to members serving on our board of directors in 2007.

                                  2007 Board of Directors Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Robert M. Beville	$46,750	$143,333	$190,083
G. Steven Dawson	11,000	143,333	154,333
James L. George	47,500	143,333	190,833
Bryan L. Goolsby (3)	24,000	143,333	167,333
Thomas L. Gustafson	41,750	143,333	185,083
Stacy M. Riffe	13,500	--	13,500
Charles Wolcott	16,750	--	16,750

(1)
The amounts appearing in the Stock Awards column represent the SFAS No. 123(R) compensation expense recognized during fiscal 2007 for all outstanding awards.  The grant date fair value of the stock awards granted in 2007 to each director is $60,000.  See footnote 9 to our consolidated financial statements on Form 10-K for an explanation of grant date fair value.

(2)	The number of stock awards held by all directors as of December 31, 2007 was 80,000 shares.

(3)	Mr. Goolsby resigned from our board of directors effective September 11, 2007.

During 2007, our non-officer directors received compensation according to the following guidelines:
Annual retainer fee $ 15,000
Fee for each board meeting attended in person 3,000
Fee for each board meeting attended telephonically 1,500
Audit committee chairman retainer 5,000
Retainer for Chairman of other committees 3,000
Fee for each committee meeting attended in person 1,000
Fee for each committee meeting attended telephonically 500
Additionally, each non-officer director receives an annual award of 4,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

 Sale of Consolidated Mortgage, LLC

Together with our wholly-owned subsidiary Desert Capital TRS, Inc., referred to as TRS, we entered into a purchase agreement, dated as of November 21, 2007, with Sandstone Equity Investors, LLC, referred to as Sandstone.  The majority of the membership interests in Sandstone are owned by Todd Parriott, our chairman, Steven Dawson, our former chief financial officer and current director, and Jonathan Arens, our former co-chief operating officer.  Each of these individuals also have management positions with Sandstone.  Sandstone owns CMC Financial Services, the dealer-manager of our public offering.  Pursuant to the purchase agreement, TRS sold all of the issued and outstanding units of Consolidated Mortgage, LLC, referred to as Consolidated Mortgage, to Sandstone, for consideration consisting of the following:

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293,001 shares of our common stock.  Based on our last offering of common stock at a per share price of $15 per share, these shares have a value of $4.395 million.  We subsequently retired the 293,001 shares of stock.

•	$104,985 in cash.

•
$8.25 million contingent payment to be paid by Sandstone to TRS as follows:  Sandstone will pay or cause Consolidated Mortgage to pay to TRS, on the last day of each calendar quarter, an amount equal to: (1) 1% of the principal amount of all mortgage loans originated or brokered by Consolidated Mortgage or any of its affiliates and funded by us during such calendar quarter for the first $200 million of mortgage loans funded during each calendar year; and (2) 0.5% of the principal amount of all mortgage loans originated or brokered by Consolidated Mortgage and funded by us during such calendar quarter in excess of $200 million during each calendar year, commencing on December 31, 2007 and continuing on the last day of each calendar quarter thereafter, until TRS has received $8.25 million.  TRS’ right to receive the contingent payment is secured by a security interest in all of the outstanding units of Consolidated Mortgage pursuant to a Unit Pledge Agreement, referred to as the pledge agreement, entered into contemporaneously with the purchase agreement as more fully described below.

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A $15.5 million promissory note payable by Consolidated Mortgage to the order of TRS.  The promissory note is governed by the terms of a loan agreement entered into contemporaneously with the closing of the sale of Consolidated Mortgage.  The indebtedness due under the promissory note accrues interest at a per annum rate equal to 9%, and principal and accrued interest will be payable in 39 quarterly installments.  A final installment of all outstanding principal and accrued and unpaid interest will be due on December 31, 2017.  The promissory note is also secured by the pledge agreement.

TRS and Sandstone executed the pledge agreement pursuant to which Sandstone pledged and granted to TRS a continuing security interest in all of the issued and outstanding units of Consolidated Mortgage to secure the obligations of Sandstone and Consolidated Mortgage to TRS under the promissory note, the loan agreement and the purchase agreement.

In evaluating the purchase price for Consolidated Mortgage, we obtained an opinion from an independent financial advisor that the consideration to be received by Desert Capital REIT in the sale was fair to the company from a financial point of view.

We also entered into a loan origination agreement with Consolidated Mortgage and Sandstone, which terminates one month after the last day of the month in which the contingent payment is paid in full.   During the term of that agreement we will have the right to fund all mortgage loans identified by Consolidated Mortgage or any affiliate of Sandstone or Consolidated Mortgage that becomes engaged in the business of originating or brokering commercial loans.

As a part of the transactions contemplated by the purchase agreement, the management agreement between Consolidated Mortgage and ARJ Management, referred to as ARJ, pursuant to which ARJ was paid a management fee equal to one-third of Consolidated Mortgage’s pre-tax net income, was mutually terminated by the parties thereto.

The sale of Consolidated Mortgage resulted in TRS recognizing a gain.  Under the terms of our advisory agreement with Burton Management Company, Ltd., referred to as Burton, our advisor at the time of the sale, this gain could have resulted in an increase in the amount of the incentive fee payable by us to Burton.  Burton is owned by our chief executive officer, Todd Parriott, and our former co-chief operating officer, Jonathan Arens.  We entered into a letter agreement with Burton pursuant to which Burton agreed that it would not receive the incremental amount of the incentive management fee that would be attributable to the gain on sale that we would realize in connection with the sale of Consolidated Mortgage.

In connection with the transactions contemplated by the purchase agreement, we entered into an advisory agreement with Sandstone (the “Advisory Agreement”) pursuant to which Sandstone will manage our day-to-day operations and perform services and activities relating to our assets and operations.  The Advisory Agreement replaces the advisory agreement that we were previously a party to with Burton.  The Advisory Agreement provides for first-tier and second-tier management compensation.  The management compensation payable to Sandstone under the Advisory Agreement will be determined in substantially the same manner as the compensation that was paid to Burton under our prior advisory agreement.  Accordingly, we do not expect the execution of the Advisory Agreement to have a material impact on the total amount of management compensation to be paid by us.

The first-tier management compensation payable pursuant to the Advisory Agreement is equal to 1% of the first $200 million of our average invested assets during each fiscal year, plus 0.8% of our average invested assets in excess of $200 million during such fiscal year.  Our average invested assets is calculated as the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during the applicable period.

The second-tier management compensation payable for each fiscal quarter (or lesser portion thereof) is an amount equal to the tiered percentage of the difference between our net income (which is its taxable income (including net capital gains, if any, but excluding net capital losses, if any) before deducting the second-tier management compensation, net operating loss deductions arising from prior periods, and items permitted by the Internal Revenue Code when calculating taxable income for a REIT) for such fiscal quarter (or lesser portion thereof), and the threshold return for such fiscal quarter (or lesser portion thereof).  The “tiered percentage” for this calculation is the weighted average of the following percentages based on our average invested assets for the period:  (1) 20% for the first $200 million of average invested assets; and (2) 10% of our average invested assets in excess of $200 million.  “Threshold return” means the amount of net income for the period that would produce an annualized return on our average invested assets equal to the 10-year U.S. Treasury rate (which is calculated by averaging the weekly average yield to maturity of the 10-year U.S. Treasury bond, as published by the Federal Reserve) for such fiscal quarter plus 1.0%.  If at the end of a particular fiscal year or upon any termination of the Advisory Agreement, the aggregate of the management compensation attributable to our portfolio’s performance received by Sandstone during that fiscal year (or lesser portion thereof) exceeds the tiered percentage of the difference of our net income for that fiscal year (or lesser portion thereof) less the threshold return for such year (or lesser portion thereof), then Sandstone must pay us such amount at the time of such reconciliation at the end of the applicable fiscal year.  Any such payments by Sandstone will not exceed the amount of the management compensation attributable to our portfolio’s performance previously paid to Sandstone under the Advisory Agreement for that fiscal year (or lesser portion thereof) and will be made only to the extent of the reconciliation amount for that fiscal year (or lesser portion thereof).

The management compensation is payable quarterly and is subject to our overall cap on total operating expenses.

 Relationship with our Advisor

Mr. Parriott, our chief executive officer, is the majority stockholder, sole director, president, secretary and treasurer of Burton, our former advisor.  Mr. Arens, our former co-chief operating officer, is a stockholder and was the chief financial officer of Burton.  Burton was compensated pursuant to the terms of the advisory agreement, which entitled it to a base management fee, incentive compensation and reimbursement of expenses.  For the year ended December 31, 2007 we paid a base management fee of $1,429,398 and incentive compensation of $462,978 to Burton.

Sandstone became our advisor in November 2007.  Messrs. Parriott, Dawson and Arens are the majority owners of Sandstone and serve as officers of Sandstone.  Our advisor oversees our day-to-day operations including asset, liability and capital management.  Sandstone is compensated pursuant to the terms of an Advisory Agreement, which entitles it to management compensation determined in substantially the same manner as the compensation that was paid to Burton under the prior advisory agreement.  For the year ended December 31, 2007, we paid Sandstone a base management compensation of $188,565 and no second tier management compensation.  For the six months ended June 30, 2008, we paid a base management fee of $846,000 and no second tier management compensation.

 Relationship with our Dealer-Manager

CMC Financial Services was the dealer-manager for both of our public offerings.  In 2007, we paid CMC Financial Services selling commissions and marketing support fees totaling $2,750,464.  For the six months ended June 30, 2008, we paid selling commissions and marketing support fees totaling $36,000.  CMC Financial Services paid a substantial portion of these fees to third party broker-dealers.  Pursuant to the dealer-manager agreement for our public offering in 2007, CMC Financial Services was paid selling commissions of 6.5% and a marketing support fee of 3.0%.

CMC Financial Services also had an agreement with Consolidated Mortgage, formerly our wholly-owned subsidiary, pursuant to which Consolidated Mortgage pays an administrative fee of 25 basis points (based on the principal amount) on each loan it originates to CMC Financial Services, in return for administrative services to support Consolidated Mortgage’s investment pool.  The fee is calculated and paid monthly.  The fee pursuant to this agreement for 2007, was $380,278.  We sold Consolidated Mortgage in November 2007 and are no longer a party to this agreement.

Todd Parriott was previously the majority stockholder, sole director, president and treasurer of our dealer-manager and Jonathan Arens was a stockholder and chief financial officer of our dealer-manager.

Sandstone acquired ownership of CMC Financial Services on November 21, 2007. Todd Parriott is the sole director, president and treasurer of CMC Financial Services, Jonathan Arens is the chief financial officer of CMC Financial Services, and Erin Ackerman, our director of stockholder relations and former co-chief operating officer, is the executive vice president of CMC Financial Services.

 Management Agreement with ARJ Management

Consolidated Mortgage previously had a management agreement in place with ARJ, a company of which Todd Parriott is president, director and stockholder, and his father, Phillip Parriott, is the only other stockholder, pursuant to which ARJ was paid a management fee equal to one-third of Consolidated Mortgage’s pre-tax net income.  The fee was calculated and paid monthly.  The management fee paid to ARJ for the year ended December 31, 2007 was $1,823,856.  To the extent borrowers pay points on a loan instead of an increased interest rate, ARJ earned a greater management fee than it would have if the borrowers had paid a higher interest rate.  Because of Mr. Parriott’s ownership interest in ARJ, he had a potential interest in the loans originated by Consolidated Mortgage being structured with points instead of a higher interest rate.  The management agreement with ARJ was mutually terminated on November 21, 2007.

 Loans to CM Land, LLC

In September 2005, a third-party borrower asked Desert Capital REIT to enter into a land banking transaction, meaning that the company would purchase a tract of land, and simultaneously enter into an option contract with the borrower, pursuant to which the borrower would purchase smaller parcels of the initial tract from us over time at a specified price, until it had purchased the entire initial tract.   Due to the rules with which we must comply to maintain our REIT status, actual title to that land had to be owned by a separate entity and could not be held by us. As an accommodation to Desert Capital REIT and the third-party borrower, Todd Parriott and Jonathan Arens formed a company called CM Land, LLC, referred to as CM Land, for the specific purpose of holding title to that land. We initially funded $10.2 million of the purchase price of approximately $80 million via a loan to CM Land secured by the property.  At December 31, 2007 the outstanding loan had no remaining balance.  During 2007, CM Land paid $1,225,000 in principal and $998,814 in interest to Desert Capital REIT, with an average interest rate of 15.5%.  No fees were paid to CM Land or its principals in connection with this transaction and it was reviewed and approved by an independent committee of the board of directors.

In May 2007, the borrower did not exercise its option under the contract to purchase the remaining portion of the land.  As a result, we took title to the property directly through a deed-in-lieu of foreclosure and have recorded the remaining carrying balance as real estate owned. As of the year end, December 31, 2006 it was recorded at its then current fair value of $7.0 million. During the third quarter of 2007, upon repossessing the land, we determined that the loan was impaired and recorded a provision for loan losses of $1.2 million. During the fourth quarter of 2007, based upon declines in value of the underlying collateral, we recorded an impairment of real estate owned in the amount of $3.8 million.

In November 2007, we sold a nonperforming loan with an outstanding balance of $1.95 million to CM Equity LLC.  Some of the executive officers of CM Equity are the same as our executive officers, and our Advisor is the manager of CM Equity.  We provided 100% financing on the sale.  No gain or loss was recognized on the sale.

 Leases to Related Parties

We lease office space to Sandstone, CMC Financial Services, Consolidated Mortgage, and Residential Capital Mortgage under noncancelable operating leases which expire in July 2010.  The total rents received from related parties for the twelve months ended December 31, 2007 was $321,073, and for the six months ended June 30, 2008 was $275,000.

 Approval of Related Party Transactions

We have appointed a committee of the board of directors, comprised of Messrs. Beville and Gustafson, to approve, and it has approved, all loans to CM Land.  The committee has not developed written procedures relating to its review and approval of related party transactions, nor has it identified standards to be applied by it in connection with its review and approval of such transactions.  The board of directors as a whole approved the advisory agreements, the dealer-manager agreement, and the related party leases.

The board of directors formed a special committee of independent directors to evaluate and negotiate the sale of Consolidated Mortgage on our behalf.  In evaluating the transactions contemplated by the purchase agreement, the special committee and the board of directors, among other things, obtained an opinion of an independent financial advisor retained by us on behalf of the special committee, that the consideration to be received by us in the sale is fair to us from a financial point of view.

 Independence of Directors and Committee Members

The board has determined that each of the following directors standing for re-election has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is independent within the meaning of NYSE director independence standards, as currently in effect:  Messrs. Beville, George, Gustafson, and Wolcott. The board has determined that Messrs. Parriott, Dawson and Ms. Riffe are not independent directors within the meaning of the NYSE director independence standards. Furthermore, the board has determined that each of the members of each of the audit, compensation and governance and nominating committees has no material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is independent within the meaning of the NYSE’s director independence standards.

In determining that Mr. Beville is independent, the board of directors considered that he was previously an officer of Meritage Homes, an entity that has entered into a land banking transaction with CM Land, an affiliate of the company.  In this land banking transaction, CM Land borrowed money, including from us, to purchase a large parcel of unimproved land, which it planned to sell over time in smaller portions to Meritage Homes, a home builder.  Meritage Homes did not exercise its option to purchase the land and as a result, we took title to the land.  In determining that Mr. George is independent, the board considered that he has known Todd Parriott personally for a significant period of time.  In each of the above cases, the board of directors determined that in spite of these transactions and relationships, each of the independent directors exercises independent business judgment in fulfilling his duties as a director.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 15, 2008 by (1) each current director, (2) each named executive officer, and (3) all current directors and executive officers as a group.  No stockholder known to us owns beneficially more than 5% of our common stock.  The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power.  Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

Directors and Executive Officers (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Todd B. Parriott	78,099(3)	*
Robert M. Beville	22,213	*
G. Steven Dawson	4,000	*
James L. George	25,269(4)	*
Thomas L. Gustafson	20,375	*
Stacy M. Riffe	4,000	*
Charles W. Wolcott	8,000	*
All directors and executive officers as a group (7 persons)	161,956	1.0%

*	Beneficial ownership of less than 1% of the class is omitted.
(1)	The address of each director and executive officer is that of the company.
(2)	The percentage of shares owned provided in the table is based on 16,835,864 shares outstanding as of October 15, 2008. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person as of October 15, 2008 by the sum of the number of shares of common stock outstanding as of such date.
(3)	Represents shares owned by ARJ and Burton, of which Mr. Parriott may be deemed to be the beneficial owner.
(4)	Includes 20,769 shares over which Mr. George shares beneficial ownership, and 4,500 shares owned by his wife

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC.  Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of the reports furnished to us with respect to fiscal 2007, we believe that all SEC filing requirements applicable to our directors and executive officers and 10% beneficial owners were satisfied, except that each of Ms. Riffe and Mr. Wolcott each failed to file one report on Form 3.

EXECUTIVE OFFICERS

No director or executive officer was selected as a result of any arrangement or understanding between the director or executive officer or any other person.  Mr. Parriott and Ms. Riffe are our only executive officers.  Our executive officers are elected annually by, and serve at the discretion of, the board of directors.  Please see “Election of Directors” for biographical information regarding Mr. Parriott, our chief executive officer, and Ms. Riffe, our chief financial officer.

EXECUTIVE COMPENSATION

We are externally managed and advised by our advisor, Sandstone, pursuant to the Advisory Agreement.  Our executive officers undertake certain ministerial tasks on our behalf; however, they are compensated by our advisor and do not receive compensation from us for services rendered to us.  Our executive officers are also officers of our advisor and its affiliates, and are compensated by these entities, in part, for their services to us.  Please see “Certain Relationships and Related Transactions, and Director Independence” for a further description of the relationship between us and our advisor.

We did not grant any stock options or restricted stock to our executive officers in 2007, or provide them with any perquisites or other personal benefits.  We do not currently have an employment agreement or a change in control agreement with any of our executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP.  The company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  Our responsibility is to oversee and review these processes.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.  Our meetings are designed, among other things, to facilitate and encourage communication among the committee, management, and the company’s independent registered public accounting firm, Hancock Askew & Co, LLP.  We discussed with Hancock Askew & Co, LLP the overall scope and plans for their audit.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with management and Hancock Askew & Co, LLP.  We also discussed with management and Hancock Askew & Co, LLP the process used to support certifications by the company’s chief executive officer and chief financial officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC.

In addition, the audit committee obtained from Hancock Askew & Co, LLP and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Hancock Askew & Co, LLP’s communications with the audit committee concerning independence, discussed with Hancock Askew & Co, LLP any relationships that may impact their objectivity and independence, and satisfied itself as to their independence.  When considering Hancock Askew & Co, LLP’s independence, we considered whether its provision of services to the company beyond those rendered in connection with their audit of the company’s consolidated financial statements and reviews of the company’s consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to Hancock Askew & Co, LLP.  The audit committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those required to be discussed by the Statement on Auditing Standards (SAS) No. 61, as amended, “Certification of Statements and Auditing Standards.”

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors (and the board has approved) that the audited financial statements for the year ended December 31, 2007 be included in the company’s Annual Report on Form 10-K for filing with the SEC.  We have selected Hancock Askew & Co. LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The undersigned members of the audit committee have furnished this report to the board of directors.

Respectfully Submitted,

Audit Committee
Robert M. Beville, Chairman
Thomas L. Gustafson
James George

PROPOSAL 2 ─
RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Hancock Askew & Co. LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2008.

Eide Bailly LLP served as our independent auditors and also provided certain tax and other audit-related services to us from our inception until their resignation which was effective November 14, 2007.

Aggregate fees billed to us for the fiscal years ended December 31, 2007 and 2006 are set forth below.

	2007	2006
Audit Fees (1)
Eide Bailly LLP	$26,750	$107,816
Hancock Askew & Co. LLP	25,000	-
Audit-Related Fees (2)
Eide Bailly LLP	83,500	3,200
Hancock Askew & Co. LLP	-	-
Tax Fees
Eide Bailly LLP	7,950	7,250
Hancock Askew & Co. LLP	-	-
All Other Fees
Eide Bailly LLP	4,257	-
Hancock Askew & Co. LLP	-	-

Total	$147,457	$118,266

(1)
Fees for audit services billed in 2007 and 2006 consisted of: audit of the company’s annual financial statements, reviews of the company’s quarterly financial statements, consents and other services related to SEC matters.  Also includes amounts billed in connection with the audit of Consolidated Mortgage.

(2)	Fees for audit-related services billed in 2007 and 2006 consisted of services that are reasonably related to the performance of the audit or the review of our financial statements.

At its regularly scheduled and special meetings, the audit committee considers and pre-approves any audit and non-audit services to be performed by our independent accountants.  The audit committee has delegated to its chairman, an independent member of our board of directors, the authority to grant pre-approvals of non-audit services provided that any such pre-approval by the chairman shall be reported to the audit committee at its next scheduled meeting.  However, pre-approval of non-audit services is not required if (1) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by us as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the audit committee and, prior to completion of the audit, are approved by the audit committee or by one or more audit committee members who have been delegated authority to grant approvals.

The audit committee has considered whether the provision of these services is compatible with maintaining the independent accountants’ independence and has determined that such services have not adversely affected the independence of  Hancock Askew & Co. LLP.

Representatives of Hancock Askew & Co. LLP will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

 Changes in the Company’s Independent Public Accountants

On September 5, 2007, the company received notification from Eide Bailly LLP, in which they resigned as the company’s independent registered public accounting firm, effective November 15, 2007.  Eide Bailly LLP served as the company’s certifying accountant for the period from December 17, 2003 (inception) through the fiscal year ended December 31, 2006 and the subsequent interim periods.  Eide Bailly LLP’s reports on the company’s financial statements for the period from December 17, 2003 (inception) through the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the previous two calendar years ended December 31, 2005 and December 31, 2006 and the interim periods of calendar year 2007 through the date of the resignation, the company had no disagreements with Eide Bailly LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which if not resolved to the satisfaction of Eide Bailly LLP, would have caused it to make reference to the subject matter thereof in the report on the financial statements of the company for such annual periods. There were no other reportable events (as defined in paragraphs (A) through (D) of Regulation S-K Item 304(a)(1)(v)) during the calendar years ended December 31, 2006 and December 31, 2005 and from January 1, 2007 through the date of the resignation. Eide Bailly LLP furnished the company with a letter addressed to the SEC stating that it agreed with the foregoing statements contained in this and the preceding paragraph.

On November 8, 2007, the company’s audit committee approved the engagement of Hancock Askew & Co. LLP as the company’s independent public accountants, replacing Eide Bailly LLP. During the company’s two most recent fiscal years and the interim periods of 2007 prior to engaging Hancock Askew & Co., the company had not consulted Hancock Askew & Co. LLP with respect to any matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

The board of directors unanimously recommends that you vote FOR the ratification of the independent registered public accounting firm as set forth in Proposal 2.

PROPOSAL 3 ─ ADJOURNMENT OF THE SPECIAL MEETING

We may ask our stockholders to vote on a proposal to adjourn the annual meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the meeting to approve either of proposals 1 or 2.

The board of directors unanimously recommends that you vote FOR the adjournment as set forth in Proposal 3.

OTHER MATTERS

As of the mailing date of this proxy statement, the board of directors knows of no other matters to be presented at the meeting.  Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

A stockholder cannot properly bring an item of business before the meeting simply by speaking at the meeting.  Stockholders must follow the requirements in our bylaws in bringing any business before the annual meeting of the stockholders.  If the procedures in our bylaws are not followed, then such matter cannot be considered by the stockholders at such annual meeting of the stockholders.

Our bylaws provide that nominations by stockholders for directors to be elected, or proposals by stockholders to be considered, at an annual meeting of stockholders and which have not been previously approved by the board of directors must be submitted to the secretary of the company with respect to an election to be held, or a proposal considered at the annual meeting of stockholders not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the company.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the annual meeting in the year 2009, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to James L. George, c/o of Desert Capital REIT, Inc., 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014 by July 6, 2009, assuming the 2009 meeting is held within 30 days of the 2008 meeting.  If the 2009 meeting is not held within 30 days of the 2008 meeting, any proposal must be received a reasonable time before Desert Capital REIT begins to print and mail its proxy materials.  All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

Any stockholder who intends to bring business to the annual meeting in the year 2009, but not include the proposal in our proxy statement, or to nominate a person to the board of directors, must give written notice to James L. George, c/o Desert Capital REIT, Inc., at 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014 by no earlier than August 18, 2009 and no later than September 17, 2009.  If the 2009 meeting is more than 30 calendar days before or more than 60 calendar days after December 16, 2009, notice by the stockholder must be delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by Desert Capital REIT.

ANNUAL REPORT

We have posted a copy of the annual report to stockholders for fiscal year 2007 online at www.desertcapitalreit.com/annualreport2007.html.  Upon the written request by any person being solicited by this proxy statement, we will provide without charge a paper copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed).  All requests should be directed to: Erin Ackerman, Director of Stockholder Relations, Desert Capital REIT, Inc., 1291 W. Galleria Drive, Suite 200, Henderson, Nevada  89014.  The EDGAR version of such report (with exhibits) is available at the SEC’s Internet site (www.sec.gov).

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.  Each stockholder in the household will continue to receive a separate proxy card.  This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses.  However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below.  Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

Please contact us at our offices at 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014, telephone number: 1-800-419-2855 to inform us of your request.

[STOCKHOLDER NAME]
[STOCKHOLDER NUMBER]
[STOCKHOLDER ADDRESS]
PHONE & INTERNET PIN #
NUMBER

DESERT CAPITAL REIT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 16, 2008

The undersigned stockholder of DESERT CAPITAL REIT, INC., a Maryland corporation (the “Company”) hereby appoints Todd B. Parriott and Stacy M. Riffe, and each of them as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company, and any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting. When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless Todd Parriott is given written notice to the contrary and furnished with a copy of the instrument or order which so provides.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE RETURN ONLY THIS ORANGE PROXY IN THE ATTACHED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.  DO NOT RETURN THE WHITE PROXY STATEMENT. IF YOU RETURN ANY ADDITIONAL DOCUMENT, YOUR PROXY MAY BE UNDELIVERABLE BECAUSE OF INSUFFICIENT POSTAGE.
 (Please date and sign on reverse)

The votes entitled to be cast by the Stockholder will be cast as directed by the Stockholder.  If this Proxy is executed but no direction is given, the votes entitled to be cast by the Stockholder will be cast “FOR” all nominees in Proposal 1, the ratification of Hancock Askew & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE FOR PROXY VOTING INFORMATION.

USING BLUE OR BLACK INK DESIGNATE YOUR VOTE BY PLACING AN X IN THE BOX.

I PLAN TO ATTEND THE MEETING. ☐

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1.

1. To elect seven directors to serve until their successors are duly elected and qualified.

01 Todd B. Parriott	02 Robert M. Beville
03 G. Steven Dawson	04 James L. George
05 Thomas L. Gustafson	06 Charles W. Wolcott
07 Stacy M. Riffe

☐  FOR ALL NOMINEES (except as provided to the contrary below)

☐  WITHHOLD AUTHORITY FOR ALL NOMINEES

If there is any individual director with respect to whom you desire to withhold your consent, you may do so by indicating his/her name(s):.

2. To ratify the appointment of Hancock Askew & Co. LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2008.

☐  FOR               ☐ AGAINST              ☐ ABSTAIN

3. To take action upon any other business as may properly come before the meeting, including approving any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum, or to obtain additional votes in favor of the proposals.

☐  FOR               ☐ AGAINST               ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) or postponement(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) “FOR” THE APPROVAL OF ALL SEVEN OF THE DIRECTOR NOMINEES; (2) “FOR” THE RATIFICATION OF HANCOCK ASKEW & CO. LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008; AND (3) “FOR” AUTHORITY TO ACT UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING APPROVING ANY MOTION TO ADJOURN TO A LATER TIME TO PERMIT FURTHER SOLICITATION OF PROXIES IF NECESSARY TO ESTABLISH A QUORUM, OR TO OBTAIN ADDITIONAL VOTES IN FAVOR OF THE PROPOSALS.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) or postponement(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:

       2008

Signature

Signature if held jointly

Please mark, date, and sign as your name appears above and return promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.